UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2021

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2021, the board of directors (the “Board”) of Titan Pharmaceuticals, Inc. (the “Company”) amended Article II Section 8 of the Company’s Bylaws to change the quorum for stockholder meetings from a majority to thirty-four percent (34%) of the issued and outstanding shares of the Company then entitled to vote at a meeting. The Board adopted the amendment in order to be able to obtain a quorum and conduct business at stockholder meetings. The Board based its decision on the increasing prevalence of brokerage firms opting to forego discretionary or proportionate voting of the shares held by them in street name, which is making it increasingly difficult for companies with a large retail stockholder base to obtain a quorum of the majority. The amendment to the Bylaws will be applied retroactively to the record date for the Company’s annual meeting of stockholders (the Annual Meeting”) to be held on December 30, 2021, beginning at 9:00 a.m. Pacific Time.

The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called. The Company previously adjourned the Annual Meeting in order to try and achieve a quorum for the meeting, but has not been successful in securing the votes of a majority of the shares issued and outstanding as of the record date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Amendment to Bylaws
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2021	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Kate Beebe DeVarney, Ph.D.
Name: Kate Beebe DeVarney, Ph.D.
Title: Chief Operating Officer and President

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